Exhibit 10.8

410 Park Ave, 7th floor	EHRENKRANTZ KING	212 786-6928
NUSSBAUM, Inc.
New York , New York 10022		jobrien@eknstck.com

April 5, 2006

CONFIDENTIAL

John Punzo

CEO & Chairman

WENTWORTH ENERGY, INC.

#1415 – 115 West 7th Street

Fort Worth, Texas 76102

Dear Mr. Punzo,

This letter agreement (this “Agreement”) confirms the engagement of Ehrenkrantz King Nussbaum Inc. (“EKN”) by Wentworth Energy, Inc. (“WNWG”) as non-exclusive placement agent to arrange the sale of equity or equity-linked securities including convertible preferred, convertible debt and debt with warrants (“Equity” or the “Securities”) on behalf of the Company. The sale of Securities (the “Financing” or “Financings”) may be completed under an effective shelf registration statement, if applicable, or may occur through a private placement pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and in compliance with applicable securities laws of states and other jurisdictions (“Blue Sky Laws”).

1.    Retention.  Subject to the terms and conditions of this Agreement, WNWG hereby engages EKN to act on behalf of the Company as its non-exclusive placement agent during the Authorization Period (as defined below) to arrange the sale of Securities in an amount and on terms and conditions satisfactory to the Company and EKN hereby accepts such engagement.

2.    Authorization Period.  EKN’s engagement shall become effective on the date hereof and, unless extended by WNWG and EKN, shall expire one (1) year after the signing of this Agreement.  In the event that there has not been an initial closing on a Financing within sixty (60) days of the execution of this Agreement, the Company may terminate this Agreement in writing upon thirty days notice.   The period from the date hereof through the expiration of this Agreement is called the “Authorization Period.”

3.    Compensation.   WNWG shall pay EKN the compensation set forth below:

a.

Cash Fee for Equity.   WNWG shall pay EKN a cash placement fee equal to 5% on any gross proceeds received by the Company in connection with a Financing.  The cash placement fee shall be paid by wire transfer on the closing date on which the Company receives such aggregate consideration.  In the event that the Company closes a Financing arranged by EKN, then effective upon such closing EKN shall become the Company’s exclusive placement agent during the Authorization Period.  In such event (i) EKN shall have the exclusive right to act on behalf of the Company to place any Securities during the Authorization Period, and (ii) thereafter, in the event the Company closes a Financing during the Authorization Period with, or with a party introduced by, a third-party agent that is entitled to earn a fee in connection with the Financing, the Company may enter into such transaction provided however that the Company shall pay to EKN 25% of the cash placement fee. Also, EKN agrees to consider for inclusion in any financing it arranges, any other NASD broker dealers on an “as needed basis” and subject to EKN’s ability to negotiate an appropriate fee splitting arrangement with such NASD broker dealer.

b.

Placement Agent Warrants for Equity.  On each closing date of a Financing on which aggregate consideration is paid or becomes payable to the Company for its Securities, WNWG shall issue to EKN or its permitted assigns warrants (the “Warrants”) to purchase such number of shares of the common stock of the Company equal to 5% of the aggregate number of shares Securities (or into which they may be converted) of the Company issued and issuable by the Company under and in connection with the Financings.  The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the Securities, including, without limitation, shares issuable upon conversion or exercise of the Securities.  The Warrants shall provide for cashless exercise (even if the Purchasers do not have such right) and have terms and conditions identical to the Securities purchased by the Purchasers, including, without limitation, anti-dilution provisions to take into account any subdivision, consolidation or reclassification of the shares of common stock underlying the Securities or payments of stock dividends or the amalgamation or other reorganization of the Company.  The exercise price per share of the Warrants shall be equal to the effective price per share paid by the Purchasers for the Securities (or in the event of a convertible security, the conversion price or exercise price per share of common stock on the closing date). The Warrants shall be exercisable after the date of issuance and shall expire five years after the date of issuance, unless otherwise extended by the Company. Upon exercise of the Warrants, the Company shall deliver the shares to the holder within ten (10) business days of the exercise. The Warrants shall not be callable or redeemable. The Warrants shall also include one demand registration right exercisable following the first anniversary of the closing, and piggyback registration rights.  The Warrants shall be transferable within EKN, at EKN’s discretion.

c.

Tail Period. WNWG shall and shall cause its affiliates to, pay to EKN all compensation described in this Section 3 with respect to all Securities sold to a purchaser or purchasers at any time prior to the expiration of twelve (12) months after the expiration of this Agreement (the “Tail Period”) if (i) such purchaser or purchasers were identified to the Company in writing by EKN during the Authorization Period, or (ii) EKN advised the Company in writing with respect to such purchaser or purchasers during the Authorization Period.

4.

Representations, Warranties and Covenants of WNWG. WNWG represents and warrants to, and covenants with, EKN as follows:

a.

Neither the Company nor any person acting on its behalf has taken, and WNWG shall not and shall not permit its affiliates to take, directly or indirectly, any action so as to cause any of the transactions contemplated by this Agreement to fail to be entitled to exemption from registration or qualification under all applicable securities laws or which constitutes general advertising or general solicitation (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

b.

WNWG shall take and shall cause its affiliates to take such actions as may be required to cause compliance with this Agreement.  EKN acknowledges that WNWG may cause its affiliates to perform any of its obligations hereunder; provided, however, that WNWG’s intention to do so (or any action by WNWG or EKN in respect thereof) shall not relieve WNWG from its obligation to perform such obligations when due.

c.

The Company will furnish, or cause to be furnished, to EKN such information as EKN reasonably believes appropriate to its engagement hereunder (all such information, the "Information"),

and the Company represents that all such Information will be accurate and complete in all material respects.  The Company will promptly notify EKN of any change that may be material in such Information.  It is understood that EKN will be entitled to rely on and use the Information and other information that is publicly available without independent verification, and will not be responsible in any respect for the accuracy, completeness or reasonableness of all such Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

5.

Representations, Warranties and Covenants of EKN.  EKN represents and warrants to, and covenants with, WNWG as follows:

a.

None of EKN, its affiliates or any person acting on behalf of EKN or any of such affiliates has engaged or will engage in any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) with respect to the Securities.

b.

EKN will use its best efforts to conduct the offering and sale of Securities so that Securities are sold in a transaction or series of transactions exempt from registration under the Securities Act.

c.

EKN will send Materials related to the Financings only to persons that the EKN reasonably believes are “accredited investors” (as defined under Rule 501(a) of the Securities Act).

d.

EKN agrees that, except as otherwise required by law, regulation or court order or as contemplated by its engagement hereunder, the non-public Information furnished to EKN by the Company shall be held by EKN as confidential.

6.

Indemnification.  The Company agrees to the indemnification and other agreements set forth in the attached Indemnification Agreement, the provisions of which are incorporated herein by reference.

7.

Subsequent Offerings. If a Financing has been completed then EKN shall have the right from the date hereof until twelve months after the expiration of this Agreement, to participate as a co-agent in connection with the sale of any Securities of the Company through a Private Placement or Directed Public Offering under a shelf registration statement.  In addition, during the Authorization Period and if a Financing has been completed, then for two years thereafter, EKN shall have the right to participate as a co-lead manager in an underwritten public offering of the Company’s Securities and EKN’s name shall appear as a co-managing underwriter on the cover of any prospectus used in connection with any sale of equity securities described in this clause.

8.

Survival of Certain Provisions.  The expense, indemnification, reimbursement and contribution obligations of WNWG provided herein and in the attached Indemnification Agreement and EKN’s rights to compensation (which term includes all fees, amounts and Warrants due or which may become due) shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any transaction described herein or (ii) any termination or the completion or expiration of this Agreement.

9.

Notices.  Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by certified mail, return receipt request or recognized overnight courier or personally delivered (a) if to the Company, to WNWG office at #1415 – 115 West 7th Street, Fort

Worth, Texas 76102, Attention: John Punzo; and (b) if to EKN, to its office at 410 Park Avenue, 7th floor, New York, NY 10022  Attention: John F. O’Brien.

10.

Confidentiality. No financial advice rendered by EKN pursuant to this Agreement may be disclosed publicly in any manner without EKN’s prior written consent, except as may be required by law, regulation or court order but subject to the limitation below.  If the Company is required or reasonably expects to be so required to disclose any advice, WNWG shall provide EKN with prompt notice thereof so that EKN may seek a protective order or other appropriate remedy and take reasonable efforts to assure that all of such advice disclosed will be covered by such order or other remedy.  Whether or not such a protective order or other remedy is obtained, WNWG will and will cause its affiliates to disclose only that portion of such advice which the Company is so required to disclose.

11.

Miscellaneous.  This Agreement (including the attached Indemnification Agreement) sets forth the entire agreement between the parties, supersedes and merges all prior written or oral agreements with respect to the subject matter hereof, may only be amended in writing and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State.  The parties shall make reasonable efforts to resolve any dispute concerning this Agreement, its construction or its alleged breach by face-to-face negotiations. If such negotiations fail to resolve the dispute, the dispute shall be finally decided by arbitration in accordance with the rules then in effect of the American Arbitration Association. Any arbitration will be conducted in the New York City metropolitan area.  WNWG (for the Company, for anyone claiming through or in the name of the Company and on behalf of the equity holders of the Company) and EKN each hereby irrevocably waives any right it may have to trial by jury in respect of any claim arising out of this Agreement or the transactions contemplated hereby.

This Agreement may not be assigned by either party without the prior written consent of the other party, which consent may be unreasonably withheld.

If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such provision in any other respect or any other provision of this Agreement.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to EKN the enclosed duplicate copy of this Agreement.

Very truly yours,

Ehrenkrantz King Nussbaum, Inc.

By:

Name:  John F. O’Brien

Title:    Managing Director

ACCEPTED AND AGREED TO

this

 day of

WENTWORTH ENERGY, INC.

By:

Name: John Punzo

Title: CEO & Chairman

TO:

Ehrenkrantz King Nussbaum., Inc.

410 Park Avenue, 7th Floor

New York, NY

In connection with your engagement pursuant to our letter agreement of even date herewith (the “Engagement”), we agree to indemnify and hold harmless Ehrenkrantz King Nussbaum., Inc. (“EKN” or “you”) and its affiliates, the respective directors, officers, partners, agents and employees of EKN and its affiliates, and each other person, if any, controlling EKN or any of its affiliates (collectively, “Indemnified Persons”), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively “Losses”) (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this indemnification shall not apply to any Losses that are finally judicially determined to have resulted from your bad faith or gross negligence or breach of the letter agreement.  If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, in no event shall the amount to be contributed by you exceed the fees actually received by you under the Engagement.

We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding (“Action”) referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you .  We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom.  In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing.  If requested by EKN, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to EKN.

If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.  In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your reasonable expenses and fees related thereto.  Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.  Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person.  We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us.  YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement.  This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.

Very truly yours,

ACCEPTED AND AGREED TO

THIS_________DAY OF MARCH_____________2006

EHRENKRANTZ, KING, NUSSBAUM, Inc.

WENTWORTH ENERGY, Inc.

By:___________________________________________________

By:______________________________________

JOHN F. O'BRIEN

John Punzo

Managing Director--Investment Banking

CEO & Chairman

New York, New York 10022

TO:

Wentworth Energy, Inc.

#1415 – 115 West 7th Street

Fort Worth, Texas

In connection with our engagement pursuant to our letter agreement of even date herewith (the “Engagement”), Ehrenkrantz King Nussbaum, Inc. (“we”) agree to indemnify and hold harmless Wentworth Energy, Inc. (“WNWG” or “you”) and its affiliates, the respective directors, officers, partners, agents and employees of WNWG and its affiliates, and each other person, if any, controlling WNWG or any of its affiliates (collectively, “Indemnified Persons”), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively “Losses”) (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this indemnification shall not apply to any Losses that are finally judicially determined to have resulted from your bad faith or gross negligence or breach of the letter agreement.  If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand .

We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding (“Action”) referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you .  We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising therefrom.  In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing.  If requested by WNWG, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to WNWG.

If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.  In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your reasonable expenses and fees related thereto.  Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.  Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person.  You acknowledge that in connection with the Engagement we are acting as an independent contractor with duties owing solely to you.  YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement.  This agreement and any other agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the state of New York, without regard to conflicts of law principles thereof.

Very truly yours,

ACCEPTED AND AGREED TO

THIS_________DAY OF MARCH_____________2006

EHRENKRANTZ, KING, NUSSBAUM, Inc.

WENTWORTH ENERGY, Inc.

By:___________________________________________________

By:______________________________________

JOHN F. O'BRIEN

John Punzo

Managing Director--Investment Banking

CEO & Chairman

New York, New York 10022